July 21, 2016 2016 Second Quarter Earnings Investor Presentation Exhibit 99.2

Forward-looking Statements When used in this presentation and in documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to future financial performance, strategic plans or objectives, revenue, expense or earnings projections, or other financial items of Banc of California Inc. and its affiliates (“BANC,” the “Company,” “we,” “us” or “our”). By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.   Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (i) risks that the Company’s acquisitions and dispositions, including the acquisitions of branches from Banco Popular, The Private Bank of California, and CS Financial, Inc., and the acquisition and disposition of The Palisades Group, may disrupt current plans and operations, the potential difficulties in customer and employee retention as a result of those transactions and the amount of the costs, fees, expenses and charges related to those transactions; (ii) the credit risks of lending activities, which may be affected by further deterioration in real estate markets and the financial condition of borrowers, may lead to increased loan and lease delinquencies, losses and nonperforming assets in our loan portfolio, and may result in our allowance for loan and lease losses not being adequate to cover actual losses and require us to materially increase our loan and lease loss reserves; (iii) the quality and composition of our securities and loan portfolios; (iv) changes in general economic conditions, either nationally or in our market areas; (v) continuation of the historically low short-term interest rate environment, changes in the levels of general interest rates, and the relative differences between short- and long-term interest rates, deposit interest rates, our net interest margin and funding sources; (vi) fluctuations in the demand for loans and leases, the number of unsold homes and other properties and fluctuations in commercial and residential real estate values in our market area; (vii) results of examinations of us by regulatory authorities and the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan and lease losses, write-down asset values, increase our capital levels, or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; (viii) legislative or regulatory changes that adversely affect our business, including changes in regulatory capital or other rules; (ix) our ability to control operating costs and expenses; (x) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; (xi) errors in our estimates in determining fair value of certain of our assets, which may result in significant declines in valuation; (xii) the network and computer systems on which we depend could fail or experience a security breach; (xiii) our ability to attract and retain key members of our senior management team; (xiv) costs and effects of litigation, including settlements and judgments; (xv) increased competitive pressures among financial services companies; (xvi) changes in consumer spending, borrowing and saving habits; (xvii) adverse changes in the securities markets; (xviii) earthquake, fire or other natural disasters affecting the condition of real estate collateral; (xix) the availability of resources to address changes in laws, rules or regulations or to respond to regulatory actions; (xx) inability of key third-party providers to perform their obligations to us; (xxi) changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board or their application to our business or final audit adjustments, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; (xxii) war or terrorist activities; and (xxiii) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described in this report and from time to time in other documents that we file with or furnish to the SEC. You should not place undue reliance on forward-looking statements, and we undertake no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Banc of California: California Strong $10.2 billion in Assets Record $1.1 billion deposit growth in 2Q Record $803 million of organic loan growth in 2Q #1 Total Shareholder Return of all banks on 2016 Forbes Top 100 Banks List from January 1, 2015 to July 13, 2016 Dollars in billions 3 Dollars in millions 1.1% ROAA 2Q16 16% ROATCE 2Q16 68% Efficiency Ratio 2Q16 Pretax Income3 Total Assets2 Banc of California is the #1 Performing Bank Stock Since YE 20141 Annualized CAGR +67% CAGR +129%

Diluted 2 Dollars in million 3 $0.43 GAAP Reported, adjusted excluding $2.7 million of debt redemption costs incurred in Q2 related to senior note redemption 4 Return on Assets and Return on Tangible Common Equity based on average assets and average tangible common equity, respectively, over stated time periods Track-Record of Compelling Financial Results Ninth Straight Quarter Exceeding Analyst Estimates Pretax Income2 Earnings per Share1 Return on Tangible Common Equity4 Return on Assets4 $0.463

+50% Accelerating Growth of Core, Spread-based Businesses Commercial Banking Segment Driving Earnings Strength Dollars in millions 2 Business Segment Pretax Income inclusive of intra-company allocations; excludes unallocated Corporate / Other interest expense. Mortgage Banking and Financial Advisory segments reported negative pre-tax income after allocated intra-company expenses for 1Q16 High quality earnings resulting in low earnings volatility Pretax Income by Business Segment2 Net Interest Income1

Scale Resulting in Increased Efficiencies and Productivity Continue to Target 40% Marginal Efficiency Ratio ($ in millions) Assets / FTE Efficiency Ratio -21% Business Segment Noninterest Expense / Total Assets 5.6% 4.9% 4.5% 4.0% 4.0%

Record 2Q Deposit Growth Helped to Reduce Borrowings Strong Liquidity Position Key to Continued Long Term Growth Total Liabilities (Quarter-over-Quarter) ($ in millions) Record quarterly deposit growth of $1.1 billion; Decline in total interest expense $(275) $9,218 $1,091 Total funding includes total interest-bearing liabilities and noninterest-bearing deposits Total funding cost1 fell by 10bps quarter over quarter resulting in lower total interest expense Net Interest Margin has remained stable at 3.39% for the third consecutive quarter $2.8 billion of deposit growth over the prior four quarters

Loan Production by Business Segment Commercial Banking Drives Growth in Loan Production On Track to Meet or Exceed 2016 Production Target of $8 Billion ($ in millions) +37% Total 2Q loan production of $2.6 billion, including $1.3 billion of commercial banking segment production Commercial banking loan production up 109% year over year while mortgage banking production flat Commercial banking loan production lead by C&I, CRE/MFL and Residential lending businesses

Commercial Banking Loan Production Led By C&I Lending New Commercial Banking Team Additions Resulting in Increased C&I Lending C&I Loans include SBA and Lease loans $1.3 billion in total 2Q16 commercial banking segment production Record $473 million 2Q16 C&I production Record $302 million 2Q16 CRE & Multifamily production 100% = $1.3 billion Commercial Banking Segment Loan Production

Capital Ratios Continue to Exceed Basel III Guidelines 2Q Equity Raise Resulted in Stronger Mix of Capital and Increased Consolidated Liquidity BASEL III Capital Requirements BANC Capital Ratios

Market Leading Asset and Earnings Growth Rates Platform and Infrastructure Investments Leading to Increased Long-term Value Creation Dollars in billions 2 Dollars in millions 3 Diluted 4 Normalized to assume full 40% tax rate Deposits1 Earnings per Share3 Pretax Income2 Assets1 4 2016 Guidance Annualized CAGR +67% CAGR +67% CAGR +129% CAGR +42%

Asset Quality Remains Strong and Stable 2Q 2015 3Q 2015 4Q 2015 1Q 2016 2Q 2016 % Change YoY NPAs / Assets 0.66% 0.62% 0.56% 0.46% 0.45% (32%) NPAs / Equity 6.7% 7.0% 7.1% 5.1% 4.8% (28%) ALLL / NPLs 81% 77% 79% 81% 83% 2% ALLL / Total Loans 0.78% 0.74% 0.69% 0.66% 0.60% (23%) ALLL and Discount / Total Loans 2.94% 2.65% 2.66% 2.47% 2.33% (21%)

2016 Guidance Implies Continued Outperformance

Maintaining ROATCE and ROAA with Strong Balance Sheet Growth Will Yield 15%+ EPS Growth

Metric	FY 2016	On Target
ROATCE	15%	✓
ROAA	1%+	✓
Efficiency Ratio	65% – 70%	✓
Total Assets	$10 – $11 billion	✓
Earnings Per Share[1]	$1.60+	✓

1 Excluding expenses related to capital transactions

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